INDEPENDENT AUDITOR'S CONSENT


         We consent to the use of our report dated February 20, 2004, with respect to the financial statements of Summit Environmental Corporation, Inc. for the year ended December 31, 2003, included in the Annual Report (Form 10-KSB), which is incorporated by reference in the Form SB-2 Registration Statement of Summit Environmental Corporation, Inc.

         We also consent to the reference to our Firm as "Experts" in the Prospectus, which is part of this Registration Statement.



                                                     /s/ Lane Gorman Trubitt





Dallas, Texas
May 11, 2004


                                                                      Exhibit 23
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